Exhibit 3.3

Amendments to Amended and Restated By-laws of Hudson Global, Inc.

The following text shall be inserted between Section 1 and Section 2 of Article II of the Amended and Restated By-laws of Hudson Global, Inc.:

ANNUAL MEETINGS OF STOCKHOLDERS

Section 6 through Section 16 of Article II of the Amended and Restated By-laws of Hudson Global, Inc. are hereby amended and restated in their entirety to read as follows:

SPECIAL MEETINGS OF STOCKHOLDERS

Section 6.          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by (a) the chairman of the board, (b) the chief executive officer, or (c) the board of directors pursuant to resolution approved by a majority of the entire board of directors. The chairman of the board or the chief executive officer shall call a special meeting upon the demand, in accordance with this Section 6, of the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting. Notwithstanding anything in these by-laws to the contrary, none of the chairman of the board, the chief executive officer or the board of directors shall be required to call a special meeting of the stockholders, except in accordance with this Section 6.

To enable the Corporation to determine the stockholders entitled to demand a special meeting, the board of directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date on which the board of directors adopts the resolution fixing the Demand Record Date and shall not be more than ten days after the date on which the resolution fixing the Demand Record Date is adopted by the board of directors. Any stockholder or stockholders of record who are seeking to have stockholders demand a special meeting shall, by sending written notice to the secretary of the Corporation, request the board of directors to fix a Demand Record Date. The board of directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received by the secretary, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the board of directors within ten days after the date on which such request is received by the secretary, then the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the secretary. To be valid, such written request shall set forth the specific purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth all information described in clauses (a) – (g) of the third paragraph of this Section 6.

For a stockholder or stockholders to demand a special meeting, a written demand or demands for a special meeting by the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, must be sent to and received by the secretary of the Corporation within 60 days after the Demand Record Date. To be valid, each such written demand by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the specific purpose or purposes set forth in the written request to set a Demand Record Date received by the secretary of the Corporation pursuant to the second paragraph of this Section 6), shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the demand is made, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth: (a) the name and address of each such stockholder, as they appear on the Corporation’s books, and of any such beneficial owner; (b) the class and number of shares of the Corporation that are owned beneficially and of record by each such stockholder and any such beneficial owner; (c) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote under the certificate of incorporation at the special meeting of stockholders that is the subject of the demand; (d) the reasons of each such stockholder and any such beneficial owner for proposing the corporate action desired to be authorized or taken at the special meeting; (e) any material interest in such corporate action of each such stockholder and any such beneficial owner; (f) a description of all agreements, arrangements or understandings between each such stockholder and any such beneficial owner and any other Person or Persons (naming such Person or Persons) in connection with such corporate action; and (g) any other information relating to each such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the secretary of the Corporation shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply in all respects with this Section 6, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear in the written request to set a Demand Record Date for such meeting received by the secretary of the Corporation pursuant to the second paragraph of this Section 6, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a Demand Record Date was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous Demand Record Date and ending on the one-year anniversary of such previous Demand Record Date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the secretary receives such demand or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within the one-year period prior to receipt by the secretary of such demand.

A stockholder may revoke a demand for a special meeting by written revocation delivered to the secretary of the Corporation at any time prior to the special meeting. If any such revocation(s) are received by the secretary after the secretary’s receipt of written demands from the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting and, as a result of such revocation(s), there no longer are unrevoked demands from the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting, then the board of directors shall have the discretion to determine whether or not to proceed with the special meeting.

The Corporation shall not be required to call a special meeting upon stockholder demand unless, in addition to the satisfaction of the requirements and conditions set forth in the third and fourth paragraphs of this Section 6, the secretary of the Corporation receives a written agreement, which may require furnishing of a bond, signed by each Soliciting Stockholder (as defined below) pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation. For purposes of these by-laws, the following terms shall have the respective meanings set forth below:

(a)          “Affiliate” of any Person (as defined below) shall mean any Person controlling, controlled by or under common control with such first Person.

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(b)          “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(c)          “Participant” shall have the meaning assigned to such term in paragraphs (a)(iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d)          “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(e)          “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act (and, in such Rule 14a-1, a consent or authorization shall be interpreted to include signature on a demand for purposes of construing all the definitions in this Section 6).

(f)          “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(g)          “Soliciting Stockholder” shall mean, with respect to any special meeting demanded by a stockholder or stockholders, each of the following Persons: (i) if the number of stockholders signing the demand or demands for a special meeting delivered to the secretary of the Corporation pursuant to the third paragraph of this Section 6 is ten or fewer, each Person signing any such demand; or (ii) if the number of stockholders signing the demand or demands for a special meeting delivered to the secretary of the Corporation pursuant to the third paragraph of this Section 6 is more than ten, each Person who (A) was a Participant in any Solicitation of such demand or demands or (B) at the time of the delivery to the secretary of the Corporation of the documents described in third paragraph of this Section 6, had engaged or intends to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation).

A “Soliciting Stockholder” shall also mean each Affiliate of a Soliciting Stockholder described in clause (i) or (ii) above who is a member of such Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) promulgated under the Exchange Act, and any other Affiliate of such a Soliciting Stockholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in the third paragraph of this Section 6 and/or the written agreement described in the fifth paragraph of this Section 6 to prevent the purposes of this Section 6 from being evaded.

Except as provided in the following sentence, any special meeting shall be held at such date and hour as may be designated by whichever of the board of directors, the chairman of the board or the chief executive officer shall have called such meeting. In the case of any special meeting called by the chairman of the board or the chief executive officer upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such date and hour as may be designated by the board of directors; provided, however, that the date of any Demand Special Meeting shall be not more than 60 days after the record date for the meeting; and provided further that, in the event that the directors then in office fail to designate a date and hour for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, are delivered to the secretary of the Corporation (the “Delivery Date”), such meeting shall be held at 10:00 A.M., local time, on the 90th day after the Delivery Date or, if such 90th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any special meeting, the board of directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting and any plan of the board of directors, the chairman of the board or the chief executive officer to call an annual meeting or special meeting for the conduct of related business.

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The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the secretary of the Corporation. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the secretary of the Corporation until the earlier of (a) five Business Days following receipt by the secretary of such purported demand and (b) such date as the independent inspectors certify to the Corporation that the valid demands received by the secretary represent at least 30% of the voting power of the Corporation’s then outstanding capital stock entitled to vote on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

Section 7.          Notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. In the event of a Demand Special Meeting, such notice of meeting (a) shall be sent prior to the later of (i) two days after the record date for such Demand Special Meeting and (ii) 30 days after the Delivery Date, (b) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 6 of this Article II, (c) shall contain all of the information required in the notice received by the Corporation in accordance with the second paragraph of Section 4 of this Article II and (d) shall describe any business that the board of directors shall have theretofore determined to bring before the Demand Special Meeting.

Section 8.          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 4 of this Article. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of Section 4 of this Article shall be delivered to the secretary of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In the case of nominations by stockholders of persons for election to the board of directors, the Corporation may require any person such stockholder is seeking to elect to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

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STOCKHOLDER MEETING PROCEDURES

Section 9.          The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 10.         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that a Demand Special Meeting adjourned pursuant to this Section 10 must be reconvened on or before the 90th day following the Delivery Date. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11.         When a quorum is present at any meeting, and except as provided in Section 2 of Article II of these by-laws, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 12.         Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.

Section 13.         At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

Section 14.         If the object of a stockholders meeting is to elect directors or to take a vote of the stockholders on any proposition, then the chairman of the meeting shall appoint a person, who is not a director, as inspector to receive and canvass the votes given at such meeting and certify the result to the chairman.

Section 15.         Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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Section 5 of Article VI of the Amended and Restated By-laws of Hudson Global, Inc. is hereby amended and restated in its entirety to read as follows:

FIXING RECORD DATE

Section 5.          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. In the case of a Demand Special Meeting, (a) the record date shall be not later than the 30th day after the Delivery Date and (b) if the board of directors fails to fix the record date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Article II of the Amended and Restated By-laws of Hudson Global, Inc. is hereby amended to include the following additional provisions:

ACTION WITHOUT A MEETING

Section 16.         Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (a) shall be signed by holders of record on the Consent Record Date (as defined below) of the Corporation’s then outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) shall be delivered to the secretary of the Corporation in accordance with Section 18 of this Article II. Notwithstanding anything in these by-laws to the contrary, no action may be taken by stockholders by written consent, except in accordance with this Section 16, Section 17 and Section 18.

Section 17.         In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the board of directors may fix a record date to determine the stockholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date on which the resolution fixing the Consent Record Date is adopted by the board of directors, and such date shall not be more than ten days after the date on which the resolution fixing the Consent Record Date is adopted by the board of directors. Any stockholder or stockholders of record who are seeking to have the stockholders express consent to corporate action in writing without a meeting shall, by sending written notice to the secretary of the Corporation, request the board of directors to fix a Consent Record Date. The board of directors shall promptly, but in all events within ten days after the date on which such a valid request is received and verified by the secretary, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the board of directors within ten days after the date on which such a request is received and verified by the secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received and verified by the secretary. To be valid, such written request shall comply with each of the following:

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(a)          Such written request shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth: (i) the name and address of each such stockholder, as they appear on the Corporation’s books, and of any such beneficial owner; (ii) the class and number of shares of the Corporation that are owned beneficially and of record by each such stockholder and any such beneficial owner; (iii) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote under the certificate of incorporation at a meeting of stockholders with respect to each matter for which such stockholder is seeking to have stockholders express consent to corporate action in a writing without a meeting; (iv) the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the stockholders express consent to corporate action in writing without a meeting; (v) a reasonably brief description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to these by-laws, the specific language of the proposed amendment; (vi) the reasons of each such stockholder and any such beneficial owner for proposing the corporate action desired to be authorized or taken by written consent; (vii) any material interest in such corporate action of each such stockholder and any such beneficial owner; (viii) a description of all agreements, arrangements or understandings between each such stockholder and any such beneficial owner and any other Person or Persons (naming such Person or Persons) in connection with such corporate action; and (ix) any other information relating to each such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In the case of each such stockholder and any such beneficial owner seeking to elect or re-elect a director by the stockholders expressing consent to corporate action in writing without a meeting, (A) such stockholder and any such beneficial owner shall comply with the provisions of Section 4 of this Article II and (B) the Corporation may require any person such stockholder and any such beneficial owner are seeking to elect or re-elect as a director to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

(b)          Such written request shall be accompanied by a written agreement, which may require furnishing of a bond, signed by each Consent Soliciting Stockholder (as defined below) pursuant to which each Consent Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs relating to such Consent Soliciting Stockholder seeking to have the stockholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation. For purposes of these by-laws, “Consent Soliciting Stockholder” shall mean each of the following Persons: (i) if the number of stockholders signing the Consent or Consents is ten or fewer, each Person signing any such Consents; or (ii) if the number of stockholders signing the Consent or Consents is more than ten, each Person who (A) was a Participant in any Solicitation of such Consent or Consents or (B) at the time of the delivery to the secretary of the Corporation of the documents described in this Section 17, had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the Corporation).

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A “Consent Soliciting Stockholder” shall also mean each Affiliate of a Consent Soliciting Stockholder described in clause (i) or (ii) above who is a member of such Consent Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) promulgated under the Exchange Act, and any other Affiliate of such a Consent Soliciting Stockholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in the foregoing Section 17(a) and/or the written agreements described in this Section 17(b) and the following Section 17(c) to prevent the purposes of this Section 17 and Section 18 of this Article II from being evaded.

(c)          Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder pursuant to which each Consent Soliciting Stockholder agrees to deliver to any inspectors of election engaged by the Corporation pursuant to the third paragraph of Section 18 of this Article II, within two Business Days after receipt, all Consents and revocations thereof received by such Consent Soliciting Stockholder or such Consent Soliciting Stockholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Stockholder seeking to have the stockholders express written consent to corporate action without a meeting.

Section 18.         To be valid, each expression of consent to corporate action in writing (a “Consent”) shall be in writing; shall set forth the specific corporate action to be taken (which corporate action or actions shall be limited to the specific action or actions set forth in the written request to set a Consent Record Date received by the secretary of the Corporation pursuant to Section 17 of this Article II); shall be signed by one or more Persons who, as of the Consent Record Date, are stockholders of record (or their duly authorized proxies); shall bear the date of signature of each such stockholder (or their duly authorized proxies); shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such Consent and the class and number of shares of the Corporation that are owned of record by each such stockholder; in the case of a Person who is not a stockholder of record, shall be accompanied by a proxy or proxies evidencing each such Person’s appointment as a proxy for the applicable stockholder of record; and shall be sent to the inspectors of elections engaged by the Corporation pursuant to the third paragraph of this Section 18 in accordance with the provisions of the fourth paragraph of this Section 18. Without limiting the foregoing, no Consent shall be valid unless, within 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II, Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the secretary of the Corporation pursuant to this Section 18; provided, however, that, if the Corporation or a Consent Soliciting Stockholder (whichever is soliciting Consents) has requested a Preliminary Consent Report that is pending on such 60th day pursuant to the fifth paragraph of this Section 18, then such Consents shall be valid if Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the secretary of the Corporation pursuant to this Section 18 at such time as such inspectors issue the Final Consent Report relating to the pending Preliminary Consent Report pursuant to the sixth or seventh paragraph of this Section 18. The board of directors, the chairman of the board or the chief executive officer shall have the power and authority to make rules that are not inconsistent with the Delaware General Corporation Law as to the validity of Consents and revocations thereof.

Consents may be revoked at any time prior to the earlier of (a) such time as the inspectors of elections issue a Final Consent Report pursuant to the sixth or seventh paragraph of this Section 18 or (b) 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II by written notice delivered to (i) the secretary of the Corporation, (ii) any Consent Soliciting Stockholder, (iii) to a proxy solicitor or other agent designated by the Corporation or any Consent Soliciting Stockholder and/or (iv) the inspectors of elections engaged by the Corporation pursuant to the third paragraph of this Section 18.

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Within three Business Days after a Consent Record Date fixed pursuant to Section 17 of this Article II, the Corporation shall (a) engage regionally or nationally recognized independent inspectors of elections to act as agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of Consents and revocations thereof and (b) provide notice to each Consent Soliciting Stockholder of the identity of such inspectors and the manner in which such Consent Soliciting Stockholder may deliver Consents and revocations thereof to such inspectors pursuant to the fourth paragraph of this Section 18. Except as provided in Section 17(b) of this Article II, the cost of retaining inspectors of election shall be borne by the Corporation.

The Corporation, the Consent Soliciting Stockholders and their respective proxy solicitors or other designated agents shall deliver Consents and revocations thereof to the inspectors within two Business Days after receipt. As soon as the inspectors receive Consents and/or revocations thereof, the inspectors shall review the Consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder, the inspectors shall issue a report (a “Consent Report”) to the Corporation and the Consent Soliciting Stockholders stating: (a) the number of shares subject to valid Consents; (b) the number of shares subject to valid revocations of Consents; (c) the number of shares subject to valid and unrevoked Consents; (d) the number of shares subject to invalid Consents; (e) the number of shares subject to invalid revocations of Consents; (f) whether, based on their count, the requisite number of shares subject to valid and unrevoked Consents has been obtained to approve the corporate action specified in the Consents; and (g) the latest date the inspectors received Consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).

As soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder (whichever is soliciting Consents), notice of which request shall be given to the Corporation and any parties opposing the solicitation of Consents, if any, and which request shall state that the Corporation or the Consent Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents has been received in accordance with the certificate of incorporation and these by-laws, the inspectors shall issue and deliver to the Corporation and the Consent Soliciting Stockholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the Corporation nor the Consent Soliciting Stockholders may request a Preliminary Consent Report following the 60th day after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II. Unless the Corporation and the Consent Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Consent Soliciting Stockholders shall have two Business Days after receipt of the Preliminary Consent Report to review the Consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.

If no written notice of an intention to challenge a Preliminary Consent Report is received within two Business Days after receipt of such Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders and either (a) the date that is two Business Days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II or (b) the Cut-Off Date is not more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II and the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was obtained, then the inspectors shall, as promptly as practicable, issue to the Corporation and the Consent Soliciting Stockholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of Consents and revocations thereof received after the Report Date of the Preliminary Consent Report to the time of issuance of the Final Consent Report, if such Consents and revocations thereof are received within 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was obtained. If the Cut-Off Date is not more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II and the requisite number or shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was not obtained, then the inspectors shall, as promptly as practicable, issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of the fifth paragraph of this Section 18.

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If the Corporation or the Consent Soliciting Stockholders issue written notice to the inspectors and the Corporation or the Consent Soliciting Stockholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two Business Days after receipt of such Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the Corporation and the Consent Soliciting Stockholders shall have the right to object to the validity of Consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (a) the date on which the challenge session is completed (the “Completion Date”) is more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II or (b) the Completion Date is not more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II and the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was obtained, then the inspectors shall, as promptly as practicable, issue to the Corporation and the Consent Soliciting Stockholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such Consents and revocations thereof are received within 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II, Consents and revocations thereof received after the Report Date of the Preliminary Consent Report to the time of issuance of the Final Consent Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was obtained. If the Completion Date is not more than 60 days after the applicable Consent Record Date fixed pursuant to Section 17 of this Article II and the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was not obtained, then the inspectors shall, as promptly as practicable, issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to approve the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of the fifth paragraph of this Section 18.

Simultaneously with the delivery of any Final Consent Report to the Corporation pursuant to the sixth or seventh paragraph of this Section 18, the inspectors shall deliver all valid and unrevoked Consents to the Corporation, which shall constitute delivery of such Consents to the Corporation for purposes of Section 228 of the Delaware General Corporation Law and the certificate of incorporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

As to any Consent, if, prior to the issuance of a Final Consent Report and delivery of Consents to the Corporation, all Consent Soliciting Stockholders notify the Corporation and the inspectors in writing that such Consent Soliciting Stockholders no longer desire to express consent to the corporate actions specified in the Consents, then the Consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such Consents to the Corporation.

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